UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

313 Datura Street, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 18, 2025, the Company issued a press release related to certain Gross Merchandise Volume (“GMV”) results during the four-day Black Friday through Cyber Monday (“BFCM”) period and the amount of GMV that was processed during the BFCM period by its Credova credit business. The press release is attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 8.01 Other Events.

During the four-day Black Friday through Cyber Monday (“BFCM”) period, the amount of Gross Merchandise Volume (“GMV”) processed by the Company’s PSQ Payments business increased by approximately $6.5 million, or 536%, from $1.2 million in 2024 to $7.8 million in 2025. During the BFCM period, the amount of GMV processed by the Company’s Credova credit business increased by approximately $533,000, or 75%, from $706,000 in 2024 to $1,238,000 in 2025. During the BFCM period, the number of loan and lease contracts the Company’s Credova credit business entered into increased by 675, or 73%, from 931 contacts in 2024 to 1,066 contracts in 2025.

The Company measures GMV to assess the volume of transactions that take place on its PSQ Payments platform. The Company defines GMV as the total dollar amount of all transactions generated from the Financial Technology segment during the applicable period, net of refunds. GMV does not represent revenue earned by the Company; however, it is an indicator of the success of the Company’s merchants and the strength of the Company’s platform.

GMV metrics are based on internal company data, assumptions, and estimates and are used in managing our business. The Company believes that these figures are reasonable estimates, and the Company actively takes measures to improve their accuracy, such as eliminating known fictitious or duplicate accounts. There are, however, inherent challenges in gathering accurate data across large online and mobile populations. All data is unaudited and is subject to adjustment.

Set forth above is certain preliminary financial information for a partial period that has been prepared by the Company’s management and should not be viewed as a substitute for full financial statements for the full financial period prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Our independent registered public accounting firm has not audited, reviewed, or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. Although the Company is unaware of any items that would require it to adjust the financial information set forth below, it is possible that the Company or its independent registered public accounting firm may identify such items as the Company completes its financial statements and any resulting changes could be material. Accordingly, undue reliance should not be placed on these preliminary results. These preliminary results are not necessarily indicative of any future period or the full period ending December 31, 2025 and should be read together with “Forward-Looking Statements,” below and the Risk Factors and consolidated financial statements and related notes included in the Company’s filings with the Securities and Exchange Commission. GMV and number of contracts are supplemental measures that are not calculated and presented in accordance with GAAP.

Forward-Looking Statements

Statements contained in this current report regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of the Company to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed by the Company with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future and full period results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future or full period results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 18, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: December 18, 2025	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Founder, Chairman and Chief Executive Officer